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Exhibit 99.1

TRIQUINT SEMICONDUCTOR, INC. AND SAWTEK INC. ANNOUNCE FINANCIAL RESULTS FOR THE QUARTER ENDED JUNE 30, 2001

PLANNED MERGER APPROVED BY SHAREHOLDERS

    Hillsboro, Oregon and Orlando, Florida—July 19, 2001—TriQuint Semiconductor, Inc (NASDAQ: TQNT) and Sawtek Inc. (NASDAQ: SAWS) today reported their financial results for the quarter ended June 30, 2001. TriQuint Semiconductor, Inc. and Sawtek Inc. also announced that they have completed the merger of the two companies after receiving approval of their respective stockholders of matters related to the merger. Under the terms of the merger, Sawtek stockholders received 1.1507 shares of TriQuint common stock for each share of Sawtek common stock. Commencing Friday, July 20, 2001, Sawtek's common stock will no longer trade on the Nasdaq National market. TriQuint's common stock trades on the Nasdaq National Market under the symbol "TQNT".

TriQuint Semiconductor, Inc. Results for the Quarter Ended June 30, 2001

    TriQuint reported revenues for the quarter of $60.7 million compared to $70.6 million for the same period last year. Net income for the quarter was $2.3 million ($0.03 per share on 86.3 million weighted average diluted shares outstanding) compared to $16.4 million ($0.19 per share on 87.9 million weighted average diluted shares outstanding) for the comparable quarter last year.

    For the six months ended June 30, 2001, revenues of $141.6 million increased 9% over the $129.9 million of revenue for the similar period of last year. Net income for the six months was $15.1 million, or $0.17 per diluted share, compared to net income of $27.3 million, or $0.31 per diluted share, for the six months ended June 30, 2000.

    In commenting on the quarter, Steven J. Sharp, TriQuint's Chairman, President and CEO stated that, "I am very pleased to announce the completion of the merger with Sawtek and we will be discussing the future of the combined company in our conference call later today. The combined company will continue to be known as TriQuint Semiconductor, Inc. and will be headquartered in Hillsboro, Oregon. Sawtek will operate as a wholly owned subsidiary of TriQuint and will continue to market its products under the Sawtek brand". Sharp also said, "In the second quarter, TriQuint continued to operate profitably in a difficult business environment while introducing a record number of new products."

Sawtek Inc. Results for the Quarter Ended June 30, 2001

    Sawtek reported revenues for the June quarter of $18.8 million compared to $44.1 million for the same period last year. Net income for the quarter was $2.4 million ($0.06 per share on 42.9 million weighted average diluted shares outstanding) compared to $14.9 (0.34 per share on 43.8 million weighted average diluted shares outstanding), for the comparable quarter of 2000.

    For the six months ended June 30, 2001, revenues of $47.1 million compared to revenues of $81.7 million for the same period last year. Net income for the six months ended was $11.7 million, or $0.27 per diluted share, compared to $27.5 million, or $0.63 per diluted share, for the six months ended June 30, 2000.

    Kimon Anemogiannis, President of Sawtek, stated, "Our results for the third fiscal quarter of 2001 reflect the slowdown that affected nearly every company in the wireless and communications markets. During this past quarter, we took numerous steps to place us in a better position when the markets recover. We streamlined employment in both Orlando and Costa Rica, sold off a majority interest in our unprofitable sensor business, and opened a design center in Taiwan and sales offices in Sweden and San Diego to be closer to our customers."

    "Our new products, specifically RF filters for handsets, continue to meet our expectations. RF filters accounted for more than 10% of revenue in the past quarter. Despite the difficulties over the past several quarters, Sawtek has remained profitable with net profit after tax of 12.7% this past quarter and 24.7% for the six months ended June 30. We are extremely excited about the merger with TriQuint and we look forward to better serving our customers with the integrated solutions that the combined company will offer."

Pro-forma Combined Results for TriQuint Semiconductor, Inc. and Sawtek Inc. for the Quarter Ended June 30, 2001

    The following pro-forma results assume that the merger of TriQuint and Sawtek was completed on or prior to June 30, 2001. Pro-forma revenues for the quarter ended June 30, 2001, were $79.5 million, and pro-forma net income for the quarter was $4.7 million ($0.03 per share on 135.7 million weighted average diluted shares outstanding). On a pro-forma consolidated basis, the combined company had $621.5 million in cash and short-term investments and $1.1 billion in total assets as of June 30, 2001.

    The condensed pro-forma combined financial information for TriQuint and Sawtek presented for the quarter ended June 30, 2001 does not include any conforming accounting adjustments, except for weighted average diluted shares outstanding, which have been adjusted. It also does not include any merger-related costs because these will be recorded in the September quarter.

Conference Call

    TriQuint and Sawtek will host a joint conference call this afternoon at 2:00PM PDT to discuss the results for the quarter as well as future expectations of the company. The call can be heard via webcast accessed through the Investor Relations section of TriQuint's website: www.triquint.com, or through www.Vcall.com. The webcast will be archived on the TriQuint website, along with a transcript of the call.

About TriQuint Semiconductor, Inc. and Sawtek Inc.

    TriQuint Semiconductor, Inc. (NASDAQ: TQNT) is a leading worldwide supplier of a broad range of high performance gallium arsenide (GaAs) integrated circuits. TriQuint's products span the RF and millimeter wave frequency ranges and employ analog and mixed signal circuit designs. They are used in wireless communications, telecommunications, data communications and aerospace systems. TriQuint offers both standard and customer specific products as well as foundry services. TriQuint's two operations, in Oregon and Texas, are both certified to the ISO 9001 international quality standard.

    TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached by phone at (503) 615-9000 or by fax (503) 615-8900. Visit the TriQuint website at http://www.triquint.com.

    Sawtek Inc. became a wholly owned subsidiary of TriQuint on July 19, 2001 and designs, develops, manufactures and markets a broad range of electronic signal processing components based on surface wave, or SAW, technology primarily for use in the wireless communications industry. Sawtek's primary products include SAW filters for mobile handsets and infrastructure, plus custom-designed, high performance bandpass filters, resonators, oscillators and SAW-based subsystems. These products are used in a variety of microwave and RF systems, such as CDMA, TDMA, AMPS, GSM and 3G digital wireless communications systems, digital microwave radios, wireless local area networks, cable television equipment, Internet infrastructure, and various defense and satellite systems. You can access more information about Sawtek by visiting the Sawtek website at http://www.sawtek.com.

    This press release contains historical information and statements that may not be indicative of future results. A number of factors affect the TriQuint's operating results and could cause the combined company's actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of, TriQuint or its Sawtek subsidiary, including those related to their respective markets, the demand for semiconductors for applications such as optical networks and wireless communications, the demand for products utilizing SAW technology, and performance of its manufacturing facilities. TriQuint cannot provide any assurance that future results will meet expectations. Results could differ materially based on various factors, including the combined company's performance and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint's Reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can also be accessed at the SEC website, www.sec.gov.

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  Exhibit 99.1